UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: May 20, 2013

SOUNDBITE COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33790	04-3520763
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Crosby Drive Bedford, Massachusetts	01730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 897-2500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On May 20, 2013, Genesys Telecommunications Laboratories, Inc., a California corporation (“Genesys”), Sonar Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Genesys (“Merger Sub”), and SoundBite Communications, Inc., a Delaware corporation (“SoundBite”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Genesys, through Merger Sub, will commence an offer (the “Offer”) by no later than June 4, 2013 to acquire all of the outstanding shares of SoundBite’s common stock, par value $0.001 per share (“Shares”), for $5.00 per share in cash, net to the seller in cash, without interest and less any applicable withholding taxes (the “Offer Price”).

Completion of the Offer is subject to several conditions, including: (i) that a majority of the Shares outstanding (generally determined on a fully diluted basis) be validly tendered and not validly withdrawn prior to the expiration of the Offer; (ii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”); (iii) the absence of a material adverse effect on SoundBite; and (v) certain other customary conditions. The Offer is not subject to a financing condition.

The Merger Agreement also provides that following consummation of the Offer and satisfaction of certain customary conditions, Merger Sub will be merged with and into SoundBite (the “Merger”), with SoundBite surviving as a wholly owned subsidiary of Genesys. Upon completion of the Merger, each Share outstanding immediately prior to the effective time of the Merger (excluding those Shares that are held by Genesys, Merger Sub, SoundBite or their respective subsidiaries or by stockholders of SoundBite who properly exercised their appraisal rights under the Delaware General Corporation Law) will be converted into the right to receive the Offer Price.

If Merger Sub holds 90% or more of the outstanding Shares following the completion of the Offer (the “Short-Form Threshold”), the parties will effect the Merger as a short-form merger without the need for approval of the Merger Agreement by SoundBite’s stockholders. In addition, subject to the terms of the Merger Agreement and applicable law, SoundBite has granted Merger Sub an irrevocable option (the “Top-Up Option”), exercisable after completion of the Offer and the purchase by Merger Sub of a majority of the outstanding Shares, to purchase additional Shares from SoundBite as necessary so that Genesys, Merger Sub and their subsidiaries own one Share more than the Short-Form Threshold. If Merger Sub does not attain the Short-Form Threshold, SoundBite will hold a special stockholder meeting as soon as reasonably practicable to obtain approval of the Merger Agreement by SoundBite’s stockholders. In this event, SoundBite will call and convene a stockholder meeting to obtain approval of the Merger Agreement, and Merger Sub will vote all Shares it acquires pursuant to the Offer in favor of the approval of the Merger Agreement, thereby assuring approval by a majority of the outstanding Shares as required by the Delaware General Corporation Law.

The Merger Agreement further provides that, promptly after the acceptance by Merger Sub of Shares for payment pursuant to the Offer, Merger Sub will be entitled to designate a number of directors to the board of directors of SoundBite (the “Board”) in proportion to the percentage of the Shares it owns following the Offer. Notwithstanding the foregoing, at all times prior to the effective time of the Merger, the Board will have at least three directors who are directors of SoundBite on the date of the Merger Agreement and who qualify as independent directors for purposes of the continued listing requirements of The NASDAQ Stock Market.

Genesys and SoundBite have made customary representations, warranties and covenants in the Merger Agreement, including covenants: (i) to promptly effect all registrations, filings and submissions required pursuant to the HSR Act and any other required governmental approvals, the Securities Exchange Act of 1934, as amended, and other applicable laws with respect to the Offer and the Merger; and (ii) to use commercially reasonable efforts to do all things necessary, proper or advisable to consummate and effectuate the transactions contemplated by the Merger Agreement.

SoundBite has agreed prior to the consummation of the Merger to (i) conduct its business in the ordinary course consistent with past practice and (ii) use commercially reasonable efforts to maintain and preserve substantially intact its business organization and preserve intact certain business relationships and relationships with applicable regulatory authorities. SoundBite has also agreed to comply with certain specific operating covenants during the pendency of the Merger.

SoundBite has agreed not to solicit, initiate or knowingly encourage or knowingly facilitate any inquiry, proposal or offer that would reasonably be expected to lead to an alternative proposal for the acquisition of SoundBite, enter into, continue or otherwise participate in any discussions or negotiations regarding such an alternative proposal or furnish any nonpublic information to any person that has made, or would reasonably be expected to make, such an alternative proposal. Subject to the satisfaction of certain conditions, SoundBite and the Board, as applicable, would be permitted, however, to take certain actions that may, as more fully described in the Merger Agreement, include engaging in negotiations, terminating the Merger Agreement or changing the Board’s recommendation, following receipt of an unsolicited proposal that the Board determines in good faith constitutes a superior proposal. In addition, the Board is permitted to change its recommendation for reasons not related to the receipt of an alternative proposal in response to any fact, event, change, development or set of circumstances material to SoundBite that was not known by the Board, or the consequences of which were not known or reasonably foreseeable by the Board, as of or prior to the date of the Merger Agreement if the Board has concluded in good faith after consultation with SoundBite’s outside legal counsel that the failure to make such change in recommendation would be inconsistent with the fiduciary duties owed by the Board to SoundBite stockholders under Delaware law.

The Merger Agreement contains certain termination rights for both SoundBite and Genesys. Upon termination of the Merger Agreement under specified circumstances, including with respect to SoundBite’s acceptance of, and entry into an agreement providing for, a superior proposal, SoundBite will be required to pay Genesys a termination fee of approximately $2.9 million.

The Merger Agreement has been approved by the board of directors of each of Genesys, Merger Sub and SoundBite, and the Board has resolved to recommend that stockholders of SoundBite accept the Offer, tender their Shares into the Offer and, if required by applicable law, adopt and approve the Merger Agreement.

The foregoing description of the Offer, the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Merger Agreement has been incorporated herein by reference to provide information regarding the terms of the Merger Agreement and is not intended to modify or supplement any factual disclosures about Genesys, Merger Sub or SoundBite in any public reports filed with the Securities and Exchange Commission (the “SEC”). In particular, the assertions embodied in the representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by information in the confidential disclosure schedule provided by SoundBite to Genesys in connection with the signing of the Merger Agreement. The disclosure schedule contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, the representations and warranties in the Merger Agreement were used for the purpose of allocating risk between Genesys, Merger Sub and SoundBite, rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about Genesys, Merger Sub or SoundBite. The representations and warranties set forth in the Merger Agreement may also be subject to a contractual standard of materiality different from that generally applicable to investors under federal securities laws. Therefore, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses.

Tender and Support Agreement

On May 20, 2013, in connection with the execution and delivery of the Merger Agreement, each of Commonwealth Capital Ventures III, L.P., CCV III Associates L.P., North Bridge Venture Partners IV-A, L.P., North Bridge Venture Partners IV-B, L.P., James A. Milton and Timothy R. Segall (collectively, the “Supporting Stockholders”), solely in their capacity as a stockholder of SoundBite, entered into a tender and support agreement with Genesys and Merger Sub (the “Tender and Support Agreement”). Mr. Milton is the President and Chief Executive Officer, and a director, of SoundBite, and Mr. Segall is the Chief Technology Officer of SoundBite.

The Supporting Stockholders collectively beneficially own approximately 41% of the outstanding Shares. Under the terms of the Tender and Support Agreements, the Supporting Stockholders have agreed to, among other things, tender their Shares into the Offer and vote their Shares in favor of approving the Merger Agreement, if applicable. The Supporting Stockholders have agreed to comply with certain restrictions on the disposition of such Shares, subject to the terms and conditions contained therein. Pursuant to its terms, each of the Tender and Support Agreements will terminate upon the earliest to occur of (i) the termination of the Merger Agreement in accordance with its terms, (ii) the termination or expiration of the Offer, without the tendered and not withdrawn Shares being accepted for payment thereunder, (iii) the date that any amendment or change to the Merger Agreement is effected without the consent of the applicable Supporting Stockholder that either decreases the Offer Price or changes the form of consideration to be paid in the Offer, (iv) the effective time of the Merger and (v) May 20, 2014.

In the event the Board makes a change in its recommendation pursuant to the Merger Agreement, then, unless the Merger Agreement terminates, the number of Shares subject to the Tender and Support Agreements of Supporting Stockholders other than Messrs. Milton and Segall will be automatically reduced pro rata such that the aggregate number of Shares subject to all Tender and Support Agreements (including those of Messrs. Milton and Segall) will represent no more than 34.999% of the outstanding Shares.

The foregoing description of the Tender and Support Agreements does not purport to be complete and is qualified in its entirety by reference to the Tender and Support Agreements, which are included as Exhibits 2.2 through 2.7 to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 8.01. Other Events.

SoundBite issued a joint press release with Genesys on May 20, 2013 regarding the matters described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Additional Information

The tender offer described in this Current Report on Form 8-K has not yet been commenced. This Current Report and the description contained herein is neither an offer to purchase nor a solicitation of an offer to sell shares of SoundBite. At the time the tender offer is commenced, Genesys and Merger Sub intend to file a Tender Offer Statement on Schedule TO containing an offer to purchase, a form of letter of transmittal and other documents relating to the tender offer, and SoundBite intends to file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer.

SoundBite stockholders and other investors are urged to read the Tender Offer Statement and related materials (including the offer to purchase and letter of transmittal) and the related Solicitation/Recommendation Statement, because those documents will contain important information that should be read prior to making a decision to tender Shares. Stockholders of SoundBite will be able to obtain a free copy of these documents (when they become available) and other documents filed by SoundBite, Genesys or Merger Sub with the SEC at the website maintained by the SEC at www.sec.gov. In addition, stockholders will be able to obtain a free copy of the tender offer documents (when they become available) from the information agent to be named in the offer to purchase or from Genesys.

Note on Forward-Looking Statements

Statements in this Current Report on Form 8-K and in the exhibits to this Current Report that are not historical facts are forward-looking statements within the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995 and may involve a number of risks and uncertainties. These forward-looking statements may be identified by the use of words such as “expect,” “anticipate,” “believe,” “estimate,” “potential,” “should” or similar words. The actual results of the transaction could vary materially as a result of a number of factors, including: uncertainties as to the timing of the tender offer and merger; uncertainties as to how many of SoundBite’s stockholders will tender their Shares in the tender offer; the possibility that competing tender offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that one or more of such conditions may not be satisfied because a governmental entity has prohibited, delayed or refused to grant approval for the consummation of the transaction; the effects of disruption from the transaction making it more difficult for SoundBite to maintain relationships with employees, clients, other business partners or governmental entities; other effects on SoundBite’s business, including the effects of industry, economic or political conditions outside of SoundBite’s control; transaction costs; actual or contingent liabilities; and other risks and uncertainties discussed in SoundBite’s filings with the SEC, including the factors set forth in SoundBite’s most recent annual report on Form 10-K, the Tender Offer Statement and other tender offer documents to be filed by Genesys and Merger Sub, and the Solicitation/Recommendation Statement to be filed by SoundBite. These forward-looking statements reflect SoundBite’s expectations as of the date of filing of this Current Report on Form 8-K. SoundBite undertakes no obligation to update the information provided herein.

Item 9.01. Financial Statements and Exhibits.

(d)	The following exhibits are filed as a part of this report.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of May 20, 2013, by and among Genesys Telecommunications Laboratories, Inc., Sonar Merger Sub Inc. and SoundBite Communications, Inc.

2.2	Tender and Voting Agreement by and among Genesys Telecommunications Laboratories, Inc., Sonar Merger Sub Inc. and Commonwealth Capital Ventures III, L.P.

2.3	Tender and Voting Agreement by and among Genesys Telecommunications Laboratories, Inc., Sonar Merger Sub Inc. and CCV III Associates L.P.

2.4	Tender and Voting Agreement by and among Genesys Telecommunications Laboratories, Inc., Sonar Merger Sub Inc. and North Bridge Venture Partners IV-A, L.P.

2.5	Tender and Voting Agreement by and among Genesys Telecommunications Laboratories, Inc., Sonar Merger Sub Inc. and North Bridge Venture Partners IV-B, L.P.

2.6	Tender and Voting Agreement by and among Genesys Telecommunications Laboratories, Inc., Sonar Merger Sub Inc. and James A. Milton.

2.7	Tender and Voting Agreement by and among Genesys Telecommunications Laboratories, Inc., Sonar Merger Sub Inc. and Timothy R. Segall.

99.1	Press release, dated May 20, 2013, issued jointly by Genesys Telecommunications Laboratories, Inc. and SoundBite Communications, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUNDBITE COMMUNICATIONS, INC.

Date: May 21, 2013	By:	/s/ Robert C. Leahy
Robert C. Leahy
Chief Operating Officer and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated May 20, 2013, by and among Genesys Telecommunications Laboratories, Inc., Sonar Merger Sub Inc. and SoundBite Communications, Inc.

2.2	Tender and Voting Agreement, dated May 20, 2013, by and among Genesys Telecommunications Laboratories, Inc., Sonar Merger Sub Inc. and Commonwealth Capital Ventures III, L.P.

2.3	Tender and Voting Agreement, dated May 20, 2013, by and among Genesys Telecommunications Laboratories, Inc., Sonar Merger Sub Inc. and CCV III Associates L.P.

2.4	Tender and Voting Agreement, dated May 20, 2013, by and among Genesys Telecommunications Laboratories, Inc., Sonar Merger Sub Inc. and North Bridge Venture Partners IV-A, L.P.

2.5	Tender and Voting Agreement, dated May 20, 2013, by and among Genesys Telecommunications Laboratories, Inc., Sonar Merger Sub Inc. and North Bridge Venture Partners IV-B, L.P.

2.6	Tender and Voting Agreement, dated May 20, 2013, by and among Genesys Telecommunications Laboratories, Inc., Sonar Merger Sub Inc. and James A. Milton.

2.7	Tender and Voting Agreement, dated May 20, 2013, by and among Genesys Telecommunications Laboratories, Inc., Sonar Merger Sub Inc. and Timothy R. Segall.

99.1	Press release, dated May 20, 2013, issued jointly by Genesys Telecommunications Laboratories, Inc. and SoundBite Communications, Inc.